  Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204348) and Form F-3 (No. 333-220367) of eHi Car Services Limited of our report dated April 30, 2018 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
April 30, 2018